EXHIBIT A
                                                                       ---------

                    AGREEMENT REGARDING THE JOINT FILING OF
                                 SCHEDULE 13G

                            -----------------------

William Blair Capital Partners, L.P. and William Blair Capital Partners, L.L.C. hereby agree that the Statement on Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Statement, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended.

Date: February 14, 2001

                                       William Blair Capital Partners,
                                        L.P.

                                       By: William Blair Capital
                                            Partners, L.L.C., its
                                            general partner

                                       By: /s/ Gregg S. Newmark
                                          ----------------------------

                                       Its: __________________________




                                       William Blair Capital Partners,
                                        L.L.C.

                                       By:  /s/ Gregg S. Newmark
                                           ----------------------------

                                       Its: ___________________________

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